Exhibit 99.1

Company Contact: Mr. Jing Xie Chief Financial Officer Universal Travel Group Phone: +86-755-8366-8489 Email: 06@cnutg.cn us.cnutg.com
Investor Relations Contact:
Mr. Crocker Coulson, President
CCG Investor Relations
Phone: +1-646-213-1915 (NY office) or
Mr. Gary Chin, Phone: +1-646-213-1909
E-mail: crocker.coulson@ccgir.com
www.ccgirasia.com

Universal Travel Group Updates 2009 EPS guidance

SHENZHEN, China, May 8, 2009 – Universal Travel Group (OTC BB: UTVL.OB) (“Universal Travel Group” or the “Company”), a growing travel services provider in the People’s Republic of China (“PRC”) specializing in online and customer representative services to the travel service industry offering packaged tours, air ticketing, hotel reservation and air cargo agency services, today corrects its prior fiscal year 2009 earnings per fully diluted share guidance announced May 6, 2009.

For the fiscal year 2009, the Company maintained it previous forecasts for sales and net income to range from $88.0 to $96.0 million and $16.8 to $18.0 million, respectively. It estimates earnings per basic share guidance to be in a range of $1.20 to $1.29 and corrects its previously issued earnings per fully diluted share guidance, which it now estimates to be in a range of $1.07 to $1.15 for fiscal year 2009.  Net income and EPS estimates exclude stock-based compensation and reflect the recent three-for-one reverse stock split.

The Company remains optimistic due to the increased activities in the travel and leisure industry in the PRC, as well as its comprehensive marketing strategies and online service platform.

Company Contact:
Mr. David Liu
VP of Finance and Investor Relations
Universal Travel Group
Address: 1230 Avenue of the Americas, 7th Floor
New York, NY 10020
Phone: +1-646-756-2666
Fax: +1-646-756-2999
Email: liudy@cnutg.com

About Universal Travel Group

Universal Travel Group, a growing travel services provider in the PRC, is engaged in providing reservation, booking, and domestic and international travel and tourism services throughout the PRC via the internet and through customer representatives. Under the theme “Wings towards a more colorful life” the company's core services include tour packaging for customers, booking services for air tickets and hotels as well as air cargo transportation. In 2007, Universal Travel Group completed the acquisitions of Speedy Dragon, specializing in air cargo transportation; Xi’an Golden Net, specializing in travel packaged tours; Shanghai LanBao, specializing in hotel reservation and Foshan Overseas International, a PRC-based company that handles domestic and international travel inquiries. Universal Travel Group's goal is to become the PRC’s leading travel services provider in all fields of the tourism industry including the aviation, cargo, hotel booking and tour packaging segments. For more information about the Company, please visit us.cnutg.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This press release contains certain statements that may include “forward-looking statements” within the meaning of federal securities laws. All statements, other than statements of historical facts, included herein are “forward-looking statements”. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including the Company’s ability to successfully expand its market presence and those discussed in the Company's periodic reports that are filed with and available from the Securities and Exchange Commission. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

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